UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]
Preliminary Proxy Statement

[ ]
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]
Definitive Proxy Statement

[ ]
Definitive Additional Materials

[X]
Soliciting Material Pursuant to Section 240.14a-12

    ASSOCIATES FIRST CAPITAL CORPORATION
    ___________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

    ___________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]
No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)
Title of each class of securities to which transaction applies:

    ____________________________________________________________________________________

2)
Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________________

3)
    Per unit price or other underlying value of transaction computed pursuant to Exchange
    Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ___________________________________________________________________________________

4)
Proposed maximum aggregate value of transaction:

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5)
Total fee paid:

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[ ]
Fee paid previously with preliminary materials.

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    Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
    Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)
Amount Previously Paid:

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2)
Form, Schedule or Registration Statement No.:

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3)
Filing Party:

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4)
Date Filed:

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Filed by Associates First Capital Corporation

pursuant to Rule 14a-12 under the Securities

Exchange Act of 1934 in respect of Associates

First Capital Corporation (SEC file no. 2-44197)

Merger Integration Team Members Begin Discussions

The Associates and Citigroup are making a major step in the merger process with the establishment of the Merger Integration Team.

The team is made up of key leaders from both companies to represent all our major operational and support areas. Together, these leaders are committed to turning two great companies into one outstanding company. They are holding weekly meetings and will serve as official points of contact between The Associates and Citigroup. As the integration effort continues, these people – led by Bob Willumstad of Citigroup and Mick McGill of The
          Associates – will be laying the groundwork for much of our future growth.

You’ll be hearing more from the integration team in the weeks ahead.

Area
        Citigroup
Team Member
        Associates
Team Member

U.S. Consumer
        Marge Magner,
Senior Executive Vice President and Chief Administrative Officer, Global Consumer Group
        Matt Hollingsworth,
        SEVP, U.S. Consumer Operations
        Walter Copeland,
SEVP, Home Equity Operations

Commercial
        Sal Maglietta,
Managing Director, Global Equipment Finance
        Roy Guthrie,
SEVP and CFO

International
        Bill Hofman,
Senior VP, International Operations
        Roy Guthrie
        Michael Lenora,
SEVP, International Operations

Japan
        Deryck Maughan,
Citigroup Vice Chairman; Chairman and CEO, e-Citi
        Jim Johnson,
EVP, Asia Operations

Credit Cards
        Vic Atal,
CFO and VP, North America Cards
        Joe Scarpinato,
SEVP, Credit Card Operations

Human Resources
        Barry Mannes,
Senior Human Resources Officer, Business Services
        Mick McGill,
        EVP, Human Resources
        Kathy Meyer,
EVP, Human Resources

Tax
        Irwin Ettinger,
        Chief Tax and Accounting Officer
        Terry Safron,
VP, Citigroup Tax Department
        Jim Browne,
SVP, Corporate Tax

Finance, Accounting
        Michelle Malagiero,
VP, Corporate Reporting and Analysis
        Dave Keller,
EVP, Corporate Finance

Regulatory Financial Issues
        Ray Fitzgerald,
Citigroup Assistant Controller (Regulatory Advisory)
        John Stillo,
EVP, Investments and Capital Planning

Treasury
        Firoz Tarapore,
Citigroup Deputy Treasurer
        Denny Cantwell,
EVP, Treasury

Legal, Compliance
        Martin Wong,
        Citifinancial SVP and General Counsel
        Pam Flaherty,
Citigroup Global Community Relations Head
        Chet Longenecker,
        EVP and General Counsel
        Ric Liskow
SVP, Corporate Legal

Government Affairs
        Nora Slatkin,
Citigroup Senior Manager, Government Relations
        Judy Winkel,
SVP, Governmental Affairs

Public Relations
        Leah Johnson, Director of Public Affairs
Keith Anderson, Acting Director of Public Affairs, Global Consumer Group
        Sandra Allen,
SVP, Corporate Communications

Investor Relations
        Sheri Ptashek,
Citigroup Director, Investor Relations
        Dianne Douglas,
SVP, Investor Relations

Real Estate Premises
        George Ross,
Global Consumer Asset Liability Management
        David Bain,
SVP, Corporate Properties

P&C Insurance
        Chris Watson,
President and CEO, Gulf Insurance Group
        David Brooks,
SEVP, Insurance

Technology
        Kevin Kessinger,
        Regional Director, Operations and Technology, North America Consumer Lending
        Bob Muhl
Citifinancial Chief Information Officer
        Monte Ford,
EVP, Associates Information Services

In connection with the proposed transaction, Associates will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement
(when available) and other documents filed by Associates with the SEC at the SEC's web site at www.sec.gov.

Free copies of the proxy statement (when available) and Associates other filings with the SEC may also be obtained from Associates. Free copies of Associates filings may be obtained by directing a request to Associates, 250 E. Carpenter Freeway, Irving, TX 75062,
Attn.  General Counsel, 972-652-4000.

Associates and certain other persons referred to below may be deemed to be participants in the solicitations of proxies of Associates' shareholders to adopt the agreement providing for Citigroup's acquisition of Associates. The participants in the solicitation may include the directors and executive officers of Associates, who may have an interest in the transaction including as a result of holding shares or options of Associates. A detailed list of the names and interests of Associates' directors and executive officers is contained in Associates proxy statement for its 2000 Annual Meeting, which may be obtained without charge at the SEC's web site at www.sec.gov.